UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, Gevo, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved a proposal to amend the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).  The 2010 Plan was amended to increase the number of shares reserved for issuance under the 2010 Plan by 3,000,000 shares.  The 2010 Plan became effective immediately upon stockholder approval at the Annual Meeting.

Summaries of the material terms of the 2010 Plan are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2016 (the “Proxy Statement”).  The summaries of the 2010 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2010 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and  incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2016, the Company held its Annual Meeting in Englewood, Colorado. At the Annual Meeting, the Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Election of two Class III directors to hold office until the 2019 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Against	Abstain	Broker Non-Votes
William H. Baum	5,855,265	755,258	126,601	16,564,579
Gary W. Mize	5,694,570	916,515	126,039	16,564,579

Proposal No. 2 —  A proposal to amend the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
4,052,276	2,446,322	238,526	16,564,579

Proposal No. 3 —  Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
20,987,499	2,091,577	222,627

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2010 Stock Incentive Plan (as amended effective June 15, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: June 20, 2016	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary

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